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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑ Filed by the registrant

 ☐ Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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On February 26, 2026, Jack in the Box Inc. (the “Company”) sent the following email to its employees:

Subject: We Need Your Vote at Our 2026 Annual Meeting of Shareholders

Dear Jack in the Box Employee Shareholders,

We are looking forward to our 2026 Annual Meeting of Shareholders, which will take place virtually tomorrow at 8:30 AM PST.

Please note that if you are an employee shareholder, there is still time to vote—and your vote is very important! Your support will help us continue to successfully execute our strategy and protect the value of your investment in Jack in the Box.

Support our Board and Independent Chairman, Dave Goebel, by voting “FOR” ALL 10 of Jack in the Box’s highly qualified director nominees. You may submit your vote electronically by following the easy instructions shown on the WHITE proxy card or email previously sent to you. If you need help voting, please call the firm assisting us in the solicitation, Innisfree M&A Incorporated, toll-free at (877) 750-8198.

If you have already voted, thank you – your vote matters and will help us keep ‘JACK on Track.’ Thank you for everything you do for our Company.

With gratitude,

Lance Tucker
Chief Executive Officer, Jack in the Box Inc.

Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “Proxy Statement”) and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders are able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at https://investors.jackinthebox.com/financials/sec-filings/.